Exhibit 21.1

Kite Realty Group Trust
List of Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation or Formation
Kite Realty Group, L.P.	Delaware
KRG Management, LLC	Indiana
KRG Development, LLC (d/b/a Kite Development)	Indiana
KRG Construction, LLC	Indiana
Kite Realty Holding, LLC	Indiana
Kite Realty Advisors, LLC (d/b/a KMI Realty Advisors)	Indiana
Kite Realty Construction, LLC	Indiana
Kite Realty Development, LLC	Indiana
Kite Coral Springs, LLC	Indiana
International Speedway Square, Ltd.	Indiana
Kite Daytona, LLC	Indiana
KRG Daytona Management, LLC	Indiana
KRG/CREC Gainesville, LLC	Florida
KRG Gainesville, LLC	Indiana
Kite King’s Lake, LLC	Indiana
KRG Waterford Lakes, LLC	Indiana
Kite Eagle Creek, LLC	Indiana
KRG Panola I, LLC	Delaware
KRG Panola II, LLC	Indiana
Kite Acworth, LLC	Indiana
Kite Silver Glen, LLC	Indiana
Glendale Centre, LLC	Indiana
Kite Kokomo, LLC	Indiana
Noblesville Partners, LLC	Indiana
Whitehall Pike, LLC	Indiana
KRG Whitehall Pike Management, LLC	Indiana
KRG Fishers Station I, LLC	Indiana
Fishers Station Development Company	Indiana
KRG Fishers Station II, LLC	Indiana
KRG Hamilton Crossing, LLC	Indiana
Centre Associates, LP	Indiana
Corner Associates, LP	Indiana
KRG Corner Associates, LLC	Indiana
Jefferson Morton, LLC	Indiana
Kite New Jersey, LLC	Indiana
KRG Sunland, LP	Indiana
KRG Sunland Management, LLC	Indiana
KRG Cedar Hill Plaza, LP	Delaware
KRG CHP Management, LLC	Delaware
Preston Commons, LLP	Indiana
KRG Texas, LLC	Indiana
KRG Cedar Hill Village, LP	Indiana
KRG San Antonio, LP	Indiana
Kite San Antonio, LLC	Indiana
KRG Galleria Plaza, LP	Indiana
Kite Washington, LLC	Indiana
KRG Washington Management, LLC	Indiana

Name of Subsidiary	Jurisdiction of Incorporation or Formation
Kite Shadeland, LLC	Indiana
Kite Pen, LLC	Indiana
Spring Mill Medical, LLC	Indiana
Kite Spring Mill Medical, LLC	Indiana
Kite Washington Parking, LLC	Indiana
Kite McCarty State, LLC	Indiana
50th & 12th, LLC	Indiana
176th & Meridian, LLC	Indiana
KRG Eastgate Pavilion, LLC	Indiana
KRG Fox Lake Crossing, LLC	Indiana
KRG Four Corner Square, LLC	Indiana
82nd & Otty	Indiana
Westfield One, LLC	Indiana
Kite West 86th Street LLC	Indiana
Kite West 86th Street II, LLC	Indiana
Kite West 86th Street III, LLC	Indiana
Kite Michigan Road, LLC	Indiana
Kite Eagle Creek II	Indiana
KRG Eagle Creek III	Indiana
Kite Greyhound, LLC	Indiana
Eagle Plaza II, LLC	Indiana
Ohio & 37, LLC	Indiana
116th & Olio, LLC	Indiana
KRG/CCA Estero, LLC	Florida
KRG Estero, LLC	Indiana
KRG Frisco Bridges, LP	Indiana
Kite Greyhound III, LLC	Indiana
Kite Spring Mill II, LLC	Indiana
KRG Fox Lake Crossing II, LLC	Indiana
KRG Zionsville, LLC	Indiana
KRG Huntington Avenue, LLC	Indiana
KRG ISS, LLC	Indiana
KRG Capital, LLC	Indiana